SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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      permitted by Rule 14a-6(e)(2))
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[X]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

LADISH CO, INC.
(Name of Registrant as Specified in its Charter)

GRACE BROTHERS LTD.
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

FOR IMMEDIATE RELEASE

GRACE BROTHERS URGES LADISH SHAREHOLDERS
TO VOTE THE GREEN PROXY CARD FOR AN INDEPENDENT
BOARD OF DIRECTORS


Evanston, IL, May 30, 2003 - Grace Brothers, Ltd.
("Grace"), an Illinois investment firm holding 29.6% of Ladish, Co., Inc., (NASDAQ: LDSH) today issued the following letter to shareholders.


DEAR FELLOW LADISH SHAREHOLDER:

There is little time left...VOTE THE GREEN PROXY CARD TODAY.
Do not return the white proxy card solicited by Ladish's board and management, even to vote AGAINST their slate.

If you have previously returned a white proxy card, you have every right to change your vote. Only your latest dated proxy counts. Vote the GREEN card today. Should you need a proxy card, please call our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885.

Grace feels it must respond to the latest materials sent to you by Ladish.

LADISH CLAIMS THAT THROUGH ITS PROXY, GRACE IS ATTEMPTING TO
TAKE CONTROL OF LADISH.

Don't believe this mischaracterization. Grace has stated publicly and privately that this effort is not to obtain control nor is it about replacing management. The objective is to change 4 of 7 directors in order to create a truly independent board. Grace believes the shareholders deserve a board that will act independent of management, not simply look independent by the ISS definition.

LADISH ACCUSES GRACE OF "HANDPICKING" THE NOMINEES.

Grace completed an extensive search and interview process to select the directors that appear on its slate. The four nominees that would be new to the Ladish board have no prior or existing business relationships with Grace. Grace certainly did "handpick" the directors appearing on its slate: and shareholders should want nothing less. Grace believes this slate represents a terrific complement of skills and experience and will benefit all Ladish shareholders.

LADISH CLAIMS THAT THROUGH ITS PROXY, GRACE INTENDS TO
REPLACE MANAGEMENT.

Grace's only goal is to create an independent board, not to replace management. Grace has nominated 6 directors and intends to vote its shares at the annual meeting for the current CEO as the seventh director. Should our slate win, it is Grace's hope that management will choose to work with the new independent board. Grace believes management will find the board focused on managing for shareholder value and we believe management is up to the task of managing in this new environment...an environment of board participation in review of strategic plans, financial results, product line spending, divisional operating results, competitive position and performance compared to competitors.

LADISH CRITICIZES GRACE FOR LACK OF A PLAN FOR THE COMPANY.

Grace has outlined its goal to create a proactive board, independent of management to work with management on creation of shareholder value. It is ironic that Ladish criticizes Grace for having no "plan" and yet falsely claims that Grace is "planning" to take control of Ladish and is "planning" to replace management. Grace's singular mission in this proxy contest is to create an independent board that will work with existing management in setting shareholder value as a priority.

LADISH CLAIMS THAT THE GRACE NOMINEES WILL NEED TIME TO
 "GET UP TO SPEED".

The Grace slate includes four nominees who are new to the company. These nominees are experienced business persons with a breadth of experience covering manufacturing operations, aerospace engine manufacturing and purchasing, international business (part of the company's stated future strategy) and financial performance. Grace would rather work to get the four new directors familiar with the specifics of the Ladish Co., Inc. than to work with directors who had the opportunity to get up to speed and did not take it.

Apparently the existing board is more concerned about protecting the currently existing voting block on the board than it is about shareholder value. Grace wishes that these directors had been willing to spend the amount of time and energy on understanding the business that they have on protecting the management voting block on the board. Had that been the case, this contest might never have happened at all and the Company would not have committed almost $500,000(a) of shareholder capital in proxy expenses in an effort to maintain the management voting block.

LADISH CLAIMS THAT IT NEGOTIATED WITH GRACE.

Grace has tried in good faith to negotiate with management
and it is disingenuous and inaccurate for Ladish to state
otherwise.  Grace worked for over 6 months to have its
representative, Margaret B. Hampton, appointed to the board
and met first with stiff resistance and then was only
appointed to the board with the addition of two new
management nominated board members.  Once on the board, Ms.
Hampton tried to work within the board as early as February
2002 to add independent directors with relevant experience
to the board and interviewed a board candidate suggested by
another Ladish board member in March 2002.  Before filing
its proxy on April 17, 2003, Grace tried to negotiate an
acceptable compromise with the current board, involving the
change of two directors.   However, Ladish directors
insisted that the management voting block stay in place.
Grace would have preferred a consensual solution, but not if that solution fails to address the corporate governance issues at Ladish.

LADISH SAYS "THE STAKES ARE HIGH.  PROTECT THE VALUE OF
YOUR INVESTMENT."

Grace agrees that the stakes are high....for shareholders.
But the Ladish board members and management fighting for the status quo are those who own very little stock. The
"stakes" they speak of are not the stake the shareholders have in the company. A vote for the Grace nominees is a vote for focus on shareholder value.

At Ladish's June 6th Annual Meeting, shareholders will have the opportunity to send a message to the Ladish Board that shareholders are concerned about their company.
Shareholders will be able to elect directors who are committed to maximizing value for shareholders now.

Keep your Board accountable -- Vote FOR the election of Grace's independent director nominees by signing, dating and returning the enclosed GREEN proxy card TODAY.

We urge you: Do not return the white proxy card solicited by Ladish's Board and management, even to vote AGAINST their slate. If you have previously returned a white proxy card, you have every right to change your vote. Only your latest dated proxy counts. Vote the GREEN card today.

Contact:
Larry Dennedy
MacKenzie Partners
212-929-5500

(a) Per report from Institutional Shareholder Services,
Ladish estimated expenses to be $475,000.